UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 2514

New York, New York 10119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 798-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2010, Globe Specialty Metals, Inc. (the “Company”), pursuant to a Purchase and Sale Agreement dated as of March 26, 2010 (the “Purchase Agreement”), purchased from Ospraie Special Opportunities Master Alternative Holdings LLC, The Ospraie Fund L.P., Ospraie Holdings, Inc. and the individuals named in the Purchase Agreement (the “Sellers”) all of the ownership interests in Core Metals Groups Holdings LLC, a Delaware limited liability company (“Core Metals”), for $52 million in cash, including $15 million borrowed under the Company’s revolving credit facility with Societe Generale. The purchase price is subject to customary post-closing adjustments for changes in working capital and related matters. Core Metals is a leading producer, marketer and distributor of ferroalloys and specialty materials for the North American steel and foundry industry.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the Purchase Agreement and are subject to important qualifications and limitations agreed to by and between the Company, Core Metals and the Sellers in connection with negotiating the Purchase Agreement. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purpose of conducting certain limited due diligence inquiries and not for establishing all material facts with respect to the matters addressed.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events.

On April 1, 2010, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report, a copy of which is attached hereto as Exhibit 99.1 hereto.

Exhibit
Number	Description

2.1	Purchase Agreement dated as of March 26, 2010*

99.1	Press Release dated April 1, 2010

*
Certain exhibits and schedules have been omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: April 1, 2010	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer